Exhibit 5.1

+1 212 230 8800 (t)

+1 212 230 8888 (f)

wilmerhale.com

May 25, 2022

Genpact Limited

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

Genpact Luxembourg S.à r.l.

12F, Rue Guillaume Kroll

L-1882 Luxembourg

Genpact USA, Inc.

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Genpact Limited, a Bermuda company (the “Company”), Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg (“Genpact SARL”) and Genpact USA, Inc., a Delaware corporation (“Genpact USA”and, together with Genpact SARL, the “Debt Co-Issuers”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company, Genpact SARL and Genpact USA (the “Securities”):

(i) senior debt securities of the Company (the “Company Senior Debt Securities”);

(ii) subordinated debt securities of the Company (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);

(iii) senior debt securities of Genpact SARL (the “Genpact SARL Debt Securities”);

(iv) senior debt securities co-issued by the Debt Co-Issuers (the “Co-Issued Debt Securities” and, together with the Company Debt Securities and the Genpact SARL Debt Securities, the “Debt Securities”);

(v) common shares, $0.01 par value per share, of the Company (the “Common Shares”);

(vi) preference shares, $0.01 par value per share, of the Company (the “Preference Shares”);

Genpact Limited

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

May 25, 2022

(vii) depositary shares representing fractional interests in a Preference Share or multiple Preference Shares (“Depositary Shares”);

(viii) warrants to purchase Common Shares, Preference Shares, Depositary Shares or Debt Securities (the “Warrants”);

(ix) units, consisting of one or more securities, including Common Shares, Preference Shares, Depositary Shares, Debt Securities or Warrants (“Units”);

(x) guarantees by the Company of the Genpact SARL Debt Securities and the Co-Issued Debt Securities (the “Parent Guarantees”); and

(xi) guarantees by Genpact USA of the Genpact SARL Debt Securities (the “Genpact USA Guarantees” and, together with the Parent Guarantees, the “Guarantees”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as United States securities counsel for the Company, Genpact SARL and Genpact USA in connection with the filing of the Registration Statement. The Company Senior Debt Securities may be issued pursuant to a senior indenture (the “Company Senior Indenture”) to be entered into between the Company and a trustee to be named, as trustee (the “Company Indenture Senior Trustee”) and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company Subordinated Debt Securities may be issued pursuant to a subordinated indenture (the “Company Subordinated Indenture,” and, together with the Company Senior Indenture, the “Company Indentures”) to be entered into between the Company and a trustee to be named, as trustee (the “Company Indenture Subordinated Trustee” and, together with the Company Indenture Senior Trustee, the “Company Indenture Trustees”) and duly qualified under the Trust Indenture Act. The Genpact SARL Debt Securities may be issued pursuant to an indenture (the “Genpact SARL Indenture”), dated as of March 27, 2017, by and among Genpact SARL, the Company and Wells Fargo Bank, National Association, as trustee (the “Subsidiary Indenture Trustee” and, together with the Company Indenture Trustees, the “Trustees,” and each individually, a “Trustee”). The Co-Issued Debt Securities may be issued pursuant to an indenture (the “Co-Issuer Indenture” and, together with the Genpact SARL Indenture and the Company Indentures, the “Indentures,” and each individually, an “Indenture”), dated as of March 16, 2021, by and among Genpact SARL, Genpact USA, the Company and the Subsidiary Indenture Trustee, as trustee. The Preference Shares represented by Depositary Shares will be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) to be entered into between the Company and a bank or trust company to be named as depositary. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent.

Genpact Limited

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

May 25, 2022

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon (i) the Certificate of Incorporation of Genpact USA, the Bylaws of Genpact USA and minutes of meetings of the stockholders and the Board of Directors of Genpact USA, including duly authorized committees thereof, as provided to us by the Company; (ii) the opinion of Appleby (Bermuda) Limited, Bermuda counsel to the Company, with respect to the authorization of the Company to issue the Securities of the Company and the authorization and validity upon issuance of the Common Shares and the Preference Shares and (iii) the opinion of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), Luxembourg counsel to Genpact SARL, with respect to the authorization of Genpact SARL to issue the Genpact SARL Debt Securities and the Co-Issuer Debt Securities.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of Genpact USA.

We have relied as to certain matters on information obtained from public officials and officers of the Company, Genpact SARL and Genpact USA, and we have assumed that (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more prospectus supplements and term sheets, as applicable, will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement; (iv) in the case of Company Debt Securities, (a) the applicable Company Indenture will be duly authorized, executed and delivered by the Company and the applicable Trustee in substantially the form filed as Exhibit 4.1 or Exhibit 4.2 to the Registration Statement, (b) the applicable Company Indenture will be duly qualified under the Trust Indenture Act, (c) any supplemental indenture relating to a series of Company Debt Securities to be issued under a Company Indenture will be duly authorized, executed and delivered by all parties thereto, (d) the applicable Trustee will be duly eligible to serve as trustee and (e) the Company Debt Securities will be duly authenticated by the Trustee named in the applicable Indenture; (vi) in the case of Genpact SARL Debt Securities, (a) the Genpact SARL Indenture (including the Guarantees therein) has been duly authorized, executed and delivered by the parties thereto in substantially the form filed as Exhibit 4.5 to the Registration Statement, (b) any supplemental indenture relating to a series of Genpact SARL Debt Securities and Guarantees to be issued under the Genpact SARL Indenture will be duly authorized, executed and delivered by all parties thereto and (c) the Genpact SARL Debt Securities will be duly authenticated by the Trustee named in the Genpact SARL Indenture; (vii) in the case of Co-Issued Debt Securities, (a) the Co-Issuer Indenture (including the Parent Guarantees therein) has been duly authorized, executed and delivered by all parties thereto, other than Genpact USA, in substantially the form filed as Exhibit 4.6 to the Registration Statement,

Genpact Limited

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

May 25, 2022

(b) any supplemental indenture relating to a series of Co-Issued Debt Securities and Parent Guarantees to be issued under the Co-Issuer Indenture will be duly authorized, executed and delivered by all parties thereto and (c) the Co-Issued Debt Securities will be duly authenticated by the Trustee named in the Co-Issuer Indenture; (viii) the Warrant Agreement, Unit Agreement and Depositary Agreement will be duly authorized, executed and delivered by the Company and all other parties thereto; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all other parties thereto other than Genpact USA; (x) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xi) with respect to Common Shares or Preference Shares offered, there will be sufficient Common Shares or Preference Shares authorized under the Company’s governing documents and not otherwise reserved for issuance; (xii) if issued in certificated form, valid book-entry notations for the issuance of the Common Shares or the Preference Shares will have been duly made in the share register of the Company; (xiii) at the time of issuance and sale of the Securities, the Company will be validly existing as a company and in good standing under the laws of Bermuda; (xiv) at the time of issuance and sale of the Securities, Genpact SARL will be validly existing as a company and in good standing under the laws of Luxembourg; (xv) at the time of issuance and sale of the Securities, Genpact USA will be validly existing as a company and in good standing under the laws of the State of Delaware; (xvi) any Depositary Agreement, Warrant Agreement or Unit Agreement will be governed by the laws of the State of New York, and (xvii) the accuracy of (a) the opinion letter dated May 25, 2022 of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), Luxembourg counsel to Genpact SARL, which is being filed as Exhibit 5.2 to the Registration Statement and (b) the opinion letter dated May 25, 2022 of Appleby (Bermuda) Limited, Bermuda counsel to the Company, which is being filed as Exhibit 5.3 to the Registration Statement.

We are expressing no opinion herein as to the application of any federal, state or foreign law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than Genpact USA. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, Genpact SARL and Genpact USA, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company, Genpact SARL or Genpact USA or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Genpact Limited

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

May 25, 2022

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of such Securities, the Board of Directors of the Company, the Board of Managers of Genpact SARL and the Board of Directors of Genpact USA (or any person or persons acting pursuant to authority properly delegated to such person or persons) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, (iii) general equitable principles, and (iv) acceleration of the Debt Securities which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company, Genpact SARL or Genpact USA with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction. We have not acted as counsel for the Company, Genpact SARL or Genpact USA with respect to matters of Bermuda law, Luxembourg law or other applicable foreign law.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company, Genpact SARL or Genpact USA, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses, (ix) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies or (x) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

Genpact Limited

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

May 25, 2022

1.

With respect to the Company Debt Securities, when (i) specifically authorized for issuance by proper action of the Board of Directors of the Company or an authorized committee thereof (the “Company Authorizing Resolutions”), (ii) the applicable Company Indenture has been duly authorized, executed and delivered, (iii) the terms of the Company Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Company Indenture and the Company Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Company Debt Securities have been duly executed by the Company and authenticated by the applicable Trustee in accordance with the applicable Company Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Company Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.

With respect to the Genpact SARL Debt Securities, when (i) specifically authorized for issuance by proper action of Genpact SARL’s Board of Managers or an authorized committee thereof (the “Genpact SARL Authorizing Resolutions”), (ii) the terms of the Genpact SARL Debt Securities and of their issuance and sale have been duly established in conformity with the Genpact SARL Indenture and the Genpact SARL Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Genpact SARL and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Genpact SARL, (iii) such Genpact SARL Debt Securities have been duly executed by Genpact SARL and authenticated by the applicable Trustee in accordance with the Genpact SARL Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) Genpact SARL has received the consideration provided for in the Genpact SARL Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Genpact SARL Debt Securities will constitute valid and binding obligations of Genpact SARL enforceable against Genpact SARL in accordance with their terms.

Genpact Limited

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

May 25, 2022

3.

With respect to the Co-Issued Debt Securities, when (i) specifically authorized for issuance by proper action of Genpact SARL’s Board of Managers and Genpact USA’s Board of Directors, or in either case, an authorized committee thereof (together, the “Co-Issuer Authorizing Resolutions”), (ii) the terms of the Co-Issued Debt Securities and of their issuance and sale have been duly established in conformity with the Co-Issuer Indenture and the Co-Issuer Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon either of the Debt Co-Issuers and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over either of the Debt Co-Issuers, (iii) such Co-Issued Debt Securities have been duly executed by the Debt Co-Issuers and authenticated by the applicable Trustee in accordance with the Co-Issuer Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Debt Co-Issuers have received the consideration provided for in the Co-Issuer Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Co-Issued Debt Securities will constitute valid and binding obligations of each of the Debt Co-Issuers enforceable against each of the Debt Co-Issuer in accordance with their terms.

4.

With respect to the Depositary Shares, when (i) the Company Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (ii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered; any depositary receipts evidencing rights in the Depositary Shares have been executed; and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Company’s governing documents and the Company Authorizing Resolutions, (iv) the Depositary Shares have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, (v) the Preference Shares underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement), and (vi) the Company has received the consideration provided for in the Company Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, the Depositary Shares will be legally issued and will entitle the holders of such Depositary Shares to the rights specified in the applicable Depositary Agreement and the applicable depositary receipts.

Genpact Limited

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

May 25, 2022

5.

With respect to the Units, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Company Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.

With respect to the Warrants, when (i) specifically authorized for issuance by the Company Authorizing Resolutions, (ii) any applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Company Authorizing Resolutions, (iv) the Warrants have been duly executed by the Company and countersigned in accordance with any Warrant Agreement and Company Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.

With respect to the Parent Guarantees, when (i) the Genpact SARL Debt Securities or the Co-Issued Debt Securities and the related Parent Guarantees are specifically authorized for issuance by the Company Authorizing Resolutions and by proper action of the Board of Directors of the Company, (ii) in the case of the Genpact SARL Debt Securities, the terms of the Genpact SARL Debt Securities and the related Parent Guarantees and their issue and sale have been duly established in conformity with the Genpact SARL Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) in the case of the Co-Issued Debt Securities, the terms of the Co-Issued Debt Securities and the related Parent

Genpact Limited

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

May 25, 2022

Guarantees and their issue and sale have been duly established in conformity with the Co-Issuer Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Parent Guarantees have been duly executed and authenticated in accordance with the Genpact SARL Indenture or the Co-Issuer Indenture, as applicable, and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Genpact SARL Debt Securities or the Co-Issued Debt Securities, as applicable, and the related Parent Guarantees has been duly authorized and validly executed and delivered by Genpact SARL or the Debt Co-Issuers, as applicable, the Company and the other parties thereto, and (vi) Genpact SARL has, or the Debt Co-Issuers have, as applicable, received the consideration provided for in the Genpact SARL Authorizing Resolutions or the Co-Issuer Authorizing Resolutions, as applicable, such Parent Guarantees will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8.

With respect to the Genpact USA Guarantees, when (i) the Genpact SARL Debt Securities and the related Genpact USA Guarantees are specifically authorized for issuance by proper action of the Board of Directors of Genpact USA or an authorized committee thereof (the “Genpact USA Authorizing Resolutions”), (ii) the terms of the Genpact SARL Debt Securities and the related Genpact USA Guarantees and their issue and sale have been duly established in conformity with the Genpact SARL Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Genpact USA and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Genpact USA, (iii) such Genpact USA Guarantees have been duly executed and authenticated in accordance with the Genpact SARL Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Genpact SARL Debt Securities and the related Genpact USA Guarantees has been duly authorized and validly executed and delivered by Genpact SARL, Genpact USA and the other parties thereto, and (v) Genpact SARL has received the consideration provided for in the Genpact SARL Authorizing Resolutions, such Genpact USA Guarantees will constitute valid and binding obligations of Genpact USA enforceable against Genpact USA in accordance with their terms.

Genpact Limited

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

May 25, 2022

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Wilmer Cutler Pickering Hale and Dorr LLP